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                                                                     EXHIBIT 4.1





                             1995 Stock Bonus Plan
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                                                                     Exhibit 4.1

                      MCDONALD & COMPANY INVESTMENTS, INC.

                             1995 STOCK BONUS PLAN

1. NAME AND PURPOSE.

     1.1 The name of this plan is the McDonald & Company Investments, Inc. 1995 Stock Bonus Plan. The Plan amends and restates the McDonald & Company Investments, Inc. 1993 Stock Bonus Plan in its entirety effective for bonus payments determined with respect to fiscal years commencing April 1, 1995, and thereafter. The Plan will continue to be maintained by McDonald & Company Investments, Inc. (herein referred to as the "Parent Corporation") to further the growth, success and interest of the Parent Corporation, McDonald & Company Securities, Inc. (herein referred to as the "Corporation") and the stockholders of the Parent Corporation by enabling employees of the Corporation who receive a Qualifying Bonus as defined in Section 3.3 below to acquire shares of common stock of the Parent Corporation ("Shares") under the terms and conditions of and in accordance with this Plan, thereby increasing their direct involvement in the success of the Corporation.

2. ADMINISTRATION OF THE PLAN.

     2.1 This Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Parent Company which shall consist of at least three directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 and any successor to such rule ("Rule 16b-3"). The Committee may, from time to time, designate one or more persons or agents to carry out any or all of its administrative duties hereunder; provided that none of the duties required to be performed by the Committee under Rule 16b-3 or Section 2.3 of the Plan may be delegated to any other person.

     2.2 The Plan shall be administered and operated on the same annual accounting period as the Parent Corporation (herein referred to as the "plan year"), which presently is either the fifty-two (52) or fifty-three (53) week period ending on the last Friday of each March. The first plan year will be deemed to have commenced March 30, 1991 and to have ended March 27, 1992. In the event that the Parent Corporation changes its annual accounting period, the plan year shall automatically change and the Committee may make such adjustments to the operation of the Plan as appropriate to reflect any short plan years, adjustments to the dates that Shares are awarded or that restrictions lapse hereunder or any other adjustments that may be appropriate to reflect the change in the plan year.

     2.3 The Committee shall interpret the Plan, and to the extent and in the manner contemplated herein, it shall exercise the discretion granted to it. The Committee shall issue from time to time such rules and interpretations as in its judgment are necessary in order to administer the Plan effectively. The Committee shall have the exclusive right in its sole discretion to determine the number of Shares awarded to each participant, to determine the price or prices at which Shares shall be awarded to each participant, to determine the time or times when Shares may be awarded and to prescribe the form, which shall be consistent with this Plan, of the instruments evidencing any award and issuance under this Plan and the legend, if any, to be affixed to the certificates representing Shares issued under this Plan.

3. ELIGIBLE EMPLOYEES AND PARTICIPATION.

     3.1 Any employee of the Corporation shall be eligible to participate in the Plan if he has been awarded a Qualifying Bonus as defined in Section 3.3 below for the plan year or any portion of the plan year.

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     3.2 No member of the Board of Directors of the Parent Corporation, unless he is also an employee of the Corporation, and no member of the Committee, shall be eligible to participate in the Plan.

     3.3 The words "Qualifying Bonus" shall mean a bonus paid to an employee under the Incentive Compensation Program or the Sales and Sales Management Compensation Programs as adopted and operated by the Chairman and President of the Parent Corporation and as such programs may be amended from time to time.

     3.4 In the event an employee would otherwise participate in the Plan, such an employee may elect not to participate in the Plan for a plan year in which employee satisfies either of the following conditions if he delivers a written election not to participate to the Committee within sixty (60) days after the beginning of such plan year and provides written evidence acceptable to the Committee that he satisfies such conditions:

          (a) he has attained at least age fifty-seven (57) on the first day of the relevant plan year; or

          (b) he is not either a Senior Managing Director, Executive Managing Director, President, Chief Executive Officer or Chairman of the Board and owns at least the following number of Shares on the first day of the relevant plan year:

           (i)  10,000 Shares if he is awarded a Sales Bonus; or

           (ii) 25,000 Shares if he is awarded an Incentive Bonus.

An election not to participate shall be:

          (y) an ongoing election valid from year to year if an employee elects not to participate under paragraph (a) above; and

          (z) an election valid only for the year that the participant provides satisfactory evidence of ownership of the number of Shares set forth in (b) above.

An employee may revoke an ongoing election made pursuant to paragraph (y) for any plan year as long as such revocation is received by the end of the sixty
(60) day period set forth above for a plan year.

     3.5 All of the Shares beneficially owned by an employee or his spouse, beneficially owned by or held for the benefit of his children or grandchildren who are under the age of nineteen (19) or held for the benefit of the employee under any qualified retirement plan maintained by the Parent Corporation or the Corporation including, but not limited to, the McDonald & Company Securities, Inc. Retirement Savings Trust and Plan, shall be included in determining whether the employee satisfies the condition set forth in paragraph (b) of Section 3.4 above. Shares subject to an unexercised stock option granted to the employee shall not be included in such determination. For purposes of this section, and except as provided in the immediately preceding sentence, a person's "beneficial ownership" of Shares shall be determined in accordance with the provisions of Rule 16a-1(a)(2) promulgated under the Securities Exchange Act of 1934 and any successor to such rule.

     3.6 Subject to approval by the Board of Directors of the Parent Corporation, the Committee shall have the specific right to amend the Plan to include any class of employees that are excluded under Section 3.1 above upon such terms and conditions as deemed appropriate by the Committee.

4. STOCK PORTION OF QUALIFYING BONUS.

     4.1 The number of Shares that shall be awarded to a participant who is entitled to receive a Qualifying Bonus shall be determined by dividing the Stock Portion of a Participant's Qualifying Bonus by the Adjusted Purchase Price of one Share. The Stock Portion of a Participant's

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Qualifying Bonus shall be determined under a formula according to the
Participant's Qualifying Bonus amount. Such formula may be reflected in a chart which is adopted and approved by the Compensation Committee each year and is attached hereto as Exhibit A to incorporate such chart as if fully set forth herein. The Compensation Committee may adopt as many different formulas and charts as it deems necessary for each class of employees who receive a Qualifying Bonus.

     4.2 The Stock Portion of a Participant's Qualifying Bonus shall be determined separately for each Qualifying Bonus paid with respect to a plan year. The amount of the current Qualifying Bonus for a plan year shall not be aggregated with any Qualifying Bonuses previously paid with respect to such plan year to determine the stock portion for the current Qualifying Bonus.

     4.3 The Adjusted Purchase Price for one Share shall be determined by calculating the average closing price of one Share for the five (5) trading day period ending on the last day of the month immediately preceding the month that includes the date in which payment of the Qualifying Bonus is actually made to the participant, and multiplying such average price by either (a) ninety-five percent (95%) if the employee receives Shares that are restricted pursuant to
Section 6.1 below or (b) eighty-five percent (85%) if the employee receives Shares that are restricted pursuant to Section 6.2 below.

5. SHARES SUBJECT TO THE PLAN.

     5.1 The Shares which may be awarded and issued to employees under this Plan shall be made available, at the discretion of the Board of Directors, either from authorized and unissued Shares of the Parent Corporation or from Shares reacquired by the Parent Corporation, including Shares purchased in the open market.

     5.2 Shares issued to employees under this Plan shall be subject to the terms, conditions and restrictions specified in Section 6 and to such other terms, conditions and restrictions as the Committee in its discretion may provide.

     5.3 Subject to the provisions of the succeeding paragraphs of this Section 5, the number of Shares which may be issued under this Plan for a plan year shall not exceed four percent (4%) of the issued and outstanding Shares as of the first day of such plan year and the aggregate number of Shares which may be issued under this Plan shall not exceed 2,000,000 Shares. In the event that either limitation applies in a plan year, the number of Shares that shall be awarded to an employee shall be that number of Shares equal to the aggregate number of Shares as limited by this Section 5.3 multiplied by a fraction where the numerator is equal to the number of Shares that would have been awarded to such employee without taking into account the limitations in this Section 5.3 and the denominator is equal to the total number of Shares that would have been awarded to all employees without taking into account the limitations in this
Section 5.3.

     5.4 In the event that the outstanding Shares shall be changed by reason of shares splits or combinations, recapitalization or reorganizations, or share dividends, the number of Shares and the class or classes of securities which may thereafter be issued under this Plan may be appropriately adjusted as determined by the Committee so as to reflect such change.

     5.5 No fractional Shares shall be awarded under the Plan. In the event that the determination of the number of Shares that a participant is entitled to under the Plan results in a fractional Share, such participant shall be entitled to the number of whole Shares that results from rounding up such determination to the next larger whole Share.

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6. TRANSFER RESTRICTIONS.

     6.1 The Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated (and any such sale, transfer or other disposition, pledge or other hypothecation being hereinafter referred to as "to dispose of" or a "disposition") until the earliest of (a) the second
(2nd) anniversary of the June 1st immediately following the end of the plan year for which such Shares were awarded; (b) the lapse of the right of the Parent Company to a return of such Shares pursuant to Section 6.2 below; (c) a change in control that occurs with respect to the Parent Company; or (d) the termination of the Plan.

     6.2 An employee, who is not an employee hired during the plan year for which he is first entitled to an award of Shares hereunder, may elect to be subject to the forfeiture restrictions under this Section 6.2. If such an employee so elects, his Adjusted Purchase Price for one (1) Share shall be determined as set forth in paragraph (b) of Section 4.3 above and his Shares awarded for such plan year shall be subject to complete forfeiture and return to the Parent Company of such Shares during the period ending on the third (3rd) anniversary of the June 1st immediately following the end of the plan year for which such Shares were awarded. Any election made by an eligible employee under this Section 6.2 must be received by the Committee not later than:

          (a) April 14, 1995 with respect to the plan year commencing April 1, 1995; and

          (b) the last day before the first day of any plan year commencing after the 1995 plan year.

Any election made by an employee under this Section 6.2 shall be an ongoing, valid election for each plan year after the first plan year that the election applies to unless the employee revokes such election by the dates set forth above.

     6.3 In the event that a participant's employment with the Corporation shall terminate by reason of death or total disability prior to the earliest of (a) the second (2nd) anniversary of the June 1st immediately following the end of the plan year for which such Shares were awarded; (b) the lapse of the right of the Parent Company to a return of such Shares pursuant to Section 6.2 below; (c) a change in control that occurs with respect to the Parent Company; or (d) the termination of the Plan, then the restrictions imposed on such Shares by this
Section 6 shall lapse and be of no further force and effect.

     6.4 The Committee, in its sole discretion, shall decide whether a change in control has occurred. If the Committee shall decide that a change in control has occurred it shall issue written notice to participants of such fact and shall issue all Shares which have become unrestricted to participants as soon as possible after such notice. In determining whether a change in control has occurred, the Committee shall consider, but shall not be limited to, the occurrence of the following events: (i) the first purchase of Shares pursuant to a tender offer or exchange (other than a tender offer or exchange by the Parent Corporation) for all or part of the Parent Corporation's common stock of any class or any securities convertible into such common stock; (ii) the receipt by the Parent Corporation of a Schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of twenty percent (20%) or more of the Parent Corporation's Shares of common stock calculated as provided in paragraph
(d) of said Rule 13d-3; (iii) the date of approval by shareholders of the Parent Corporation of an agreement providing for any consolidation or merger of the Parent Corporation or the Corporation in which the Parent Corporation or the Corporation will not be the continuing or surviving corporation or pursuant to which shares of capital stock, of any class or any securities convertible into such capital stock, of the Parent Corporation would be converted into cash, securities, or other property, other than a merger of the Parent Corporation in which the holders of shares of all classes of the Parent Corporation's common stock immediately prior to the merger would have

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the same proportion of ownership of common stock of the surviving corporation immediately after the merger; (iv) the date of the approval by shareholders of the Parent Corporation of any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Parent Corporation or the Corporation; or (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Parent Corporation or the Corporation.

     6.5 The Committee may require any employee to execute and deliver to the Parent Corporation a stock power in blank with respect to the Shares issued subject to the restrictions in Section 6.2 above and may require that the Parent Corporation retain possession of the certificates for Shares with respect to which all of the restrictions have not lapsed. Notwithstanding retention of certificates by the Parent Corporation, the employee in whose name certificates are issued shall have all rights (including dividend and voting rights) with respect to the Shares represented by such certificates, subject to the terms, conditions and restrictions specified under this Plan, and the Shares represented by such certificates shall be considered as issued and outstanding for all purposes.

7. OTHER RESTRICTIONS.

     7.1 The Committee may impose such other restrictions on any Shares awarded pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933 as amended, under the requirements of any stock exchange upon, which such Shares are then listed and under any state blue sky or securities laws applicable to such Shares.

8. ESCROW OR LEGEND.

     8.1 In order to enforce the restrictions imposed upon Shares issued hereunder, the Committee also may require any participant to enter into an Escrow Agreement providing that the certificates representing Shares issued pursuant to this Plan shall remain in the physical custody of any escrow holder until any or all of the restrictions imposed pursuant to this Plan have terminated. In addition, the Committee may cause a legend or legends to be placed on any certificates representing Shares issued pursuant to this Plan, which legend or legends shall make appropriate reference to the various restrictions imposed hereunder.

9. AMENDMENTS.

     9.1 This Plan may be amended at any time by the Board of Directors of the Parent Corporation, provided, that if this Plan shall have been approved by the stockholders of the Parent Corporation no such amendment shall increase the maximum number of Shares that may be issued pursuant to this Plan, except pursuant to Section 5 hereof, without the further approval of such stockholders; and provided further, that no amendment to this Plan shall modify or impair the rights of participants who have been awarded Shares, or who have been granted the right to an award of Shares hereunder prior to any such amendment.

10. DURATION.

     10.1 This Plan became effective upon its adoption by the Board of Directors for the Plan Year ended March 27, 1992 and shall terminate on June 30, 2001 or such earlier date as may be determined by the Board of Directors; provided, however, that the Plan, as amended and restated, shall terminate and all awards of Shares under the Plan, as amended and restated, shall be revoked if, within 12 months of the date of its adoption by the Board of Directors, the Plan, as amended and restated, does not receive the approval of a majority of the outstanding Shares present in person or by proxy and entitled to vote at a meeting of stockholders of the Parent Corporation. In the event the Plan, as amended and restated, does not receive such majority shareholder approval, the Plan, as previously constituted and approved, shall be

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reinstated in its entirety. Notwithstanding anything herein to the contrary, the
Committee's right to award any new Shares shall terminate immediately after the last award of Shares with respect to the plan year ending in 1998.

11. BENEFICIARY DESIGNATION.

     11.1 Unless an employee has designated a beneficiary in accordance with the provisions of the following sentence, any Shares that become unrestricted and payable on account of the death of an employee shall be paid to the person or persons in the first of the following classes in which there are any survivors of such employee:

          (a) his or her spouse at the time of death;

          (b) his or her issue per stirpes;

          (c) his or her parents; and

          (d) the executor or administrator of his or her estate.

Instead of having any Shares that become payable on account of an employee's death paid to a beneficiary as determined above, an employee may sign a document designating a beneficiary or beneficiaries to receive such Shares and filing such designation with the Corporation.

12. CONTINUING EFFECT OF 1993 STOCK BONUS PLAN.

     12.1 Notwithstanding anything in this Plan to the contrary, all of the terms and conditions contained in the Plan prior to its amendment and restatement herein shall continue in effect and shall apply to Shares awarded under the Plan in accordance with such terms and conditions prior to the effective date of this amendment and restatement. The terms and conditions of the Plan, as amended and restated, shall have no force or effect on such previously awarded Shares.

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                                   EXHIBIT A

                EMPLOYEES ELIGIBLE UNDER INCENTIVE COMPENSATION
                   AND SALES MANAGEMENT COMPENSATION PROGRAM

                 Effective for Bonuses Payable for Fiscal Year
                            Beginning April 1, 1995

        INCENTIVE BONUS AMOUNT                 STOCK PORTION OF BONUS
      --------------------------    ---------------------------------------------

                       BUT NOT
         OVER           OVER
      -----------    -----------
      $0             $25,000        $0
      $25,000        $50,000        $0 plus 10% of amount over $25,000
      $50,000        $100,000       $2,500 plus 15% of amount over $50,000
      $100,000                      $10,000 plus 20% of amount over $100,000

              EMPLOYEES ELIGIBLE UNDER SALES COMPENSATION PROGRAMS
                  Effective for Bonuses and Commissions Earned
                             After January 1, 1995

Retail Salespersons

          SALES BONUS AMOUNT                   STOCK PORTION OF BONUS
      --------------------------    ---------------------------------------------

                       BUT NOT
         OVER           OVER
      -----------    -----------
      $0             $10,000        $0
      $10,000                       $0 plus 50% of amount over $10,000

Fixed Income Institutional Salespersons

                                                STOCK PORTION OF
                                            SALESPERSON'S COMMISSION
                                             EXPRESSED AS PERCENTAGE
                                             OF TOTAL INSTITUTIONAL
               TOTAL INSTITUTIONAL GROSS      GROSS COMMISSIONS ON
                 COMMISSIONS ON SALES                 SALES
               -------------------------    -------------------------
               $0-300,000                              0%
               $300,001-500,000                        .5%
               $500,001-750,000                       1.0%
               $750,001-1,000,000                     1.5%
               $1,000,001-1,250,000                   2.0%
               $1,250,001-1,500,000                   2.25%
               $1,500,001-up                         2.625%

Equity Institutional Salespersons

                                                STOCK PORTION OF
                                            SALESPERSON'S COMMISSION
                                             EXPRESSED AS PERCENTAGE
                                             OF TOTAL INSTITUTIONAL
               TOTAL INSTITUTIONAL GROSS      GROSS COMMISSIONS ON
                 COMMISSIONS ON SALES                 SALES
               -------------------------    -------------------------
               $0-400,000                              0%
               $400,001-600,000                       .75%
               $600,001-800,000                       1.00%
               $800,001-1,000,000                     1.25%
               $1,000,001-up                          1.5%

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Equity Institutional Sales Traders

                                             STOCK PORTION OF SALES
                                               TRADER'S COMMISSION
                                             EXPRESSED AS PERCENTAGE
                                             OF TOTAL INSTITUTIONAL
               TOTAL INSTITUTIONAL GROSS      GROSS COMMISSIONS ON
                 COMMISSIONS ON SALES                 SALES
               -------------------------    -------------------------
               Above $0                               .25%

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